UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2023
MarketWise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39405	87-1767914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1125 N. Charles St.
Baltimore, Maryland 21201
(Address of principal executive offices, including zip code)

(888) 261-2693
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MKTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 18, 2023, MarketWise, Inc. (the “Company”) announced the termination of Marco Ferri as Chief Corporate Development Officer of the Company without cause, effective October 13, 2023.
On October 16, 2023, in connection with the termination of Mr. Ferri’s employment, the Company and Mr. Ferri entered into a letter agreement regarding such termination of employment and the provision of transition services by Mr. Ferri to the Company following such termination (the “Letter Agreement”). Pursuant to the Letter Agreement, Mr. Ferri will be eligible to receive the severance payments and benefits provided for under the MarketWise, Inc. Executive Severance Plan (the “Severance Plan”) in connection with a Qualifying Termination (as defined in the Severance Plan), subject to his execution and non-revocation of a release of claims, and Mr. Ferri will remain eligible to receive any previously earned but not yet paid acquisition transaction bonus payments pursuant to his previous employment agreement with the Company. At a meeting of the Compensation Committee of the Company’s Board of Directors (the “Committee”) on October 18, 2023, the Committee determined that, notwithstanding the terms of the Severance Plan and the Letter Agreement, it was advisable and in the best interests of the Company and its stockholders to make all of the payments due to Mr. Ferri in connection with and following the termination of his employment under the Severance Plan and the Letter Agreement in one lump-sum, as soon as reasonably practicable following (and, in any event, no more than 10 business days following) the expiration of the Revocation Period (as defined in the Letter Agreement).
Additionally, on October 16, 2023, the Company entered into a consulting agreement with Mr. Ferri and Marco Ferri P.A. (the “Consulting Agreement”), pursuant to which Mr. Ferri agreed to provide transition services to the Company as a consultant in order to facilitate the transition of his duties. The Consulting Agreement may be terminated by either party with ten days’ written notice. He will be compensated at the rate of $500 per hour for such transition services performed.
The foregoing summary descriptions of the Letter Agreement and the Consulting Agreement are qualified in their entirety by reference to the Letter Agreement and the Consulting Agreement, respectively, copies of which are attached as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated October 16, 2023, by and between the Company and Marco Ferri.
10.2	Consulting Agreement, dated October 16, 2023, by and among the Company, Marco Ferri and Marco Ferri, P.A.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarketWise, Inc.

Date: October 19, 2023	By:	/s/ Erik Mickels
	Name:	Erik Mickels
	Title:	Chief Financial Officer